Exhibit 10.08

CONFIDENTIAL TREATMENT REQUESTED

ADVERTISING SERVICES AGREEMENT

This Advertising Services Agreement (the “Agreement”) is entered into by and between DealTime UK Limited (“Customer”), and Google Technology Inc., with its principal place of business at 2400 Bayshore Parkway, Mountain View, California 94043, and its affiliates (“Google”) regarding Customer’s use of the Services (defined below). This Agreement, dated April 14, 2003 (the “Effective Date”), sets forth the terms and conditions under which Google makes the Services available to Customer.

1. Definitions. For purposes of this Agreement, the following terms will have the indicated meanings:

1.1 “Brand Features” means the trade names, trademarks, service marks, logos, and other distinctive brand features of each party respectively as listed in Schedule E.

1.2 “Client Name” means an alphanumeric code assigned to Customer by Google that identifies the Customer.

1.3 “Content” means all editorial, text, graphic, audiovisual, and other content that is served to End Users of the Site and that is not provided by Google, including without limitation a search box, instruction pages, frequently asked questions pages, search results, and any Site End User terms and guidelines.

1.4 “Deductions” shall mean the aggregate amount of ***** with respect to the Services provided to Customer herein.

1.5 “End User” means a user of the Site.

1.6 “Google Data Protocol” means the written specification on how the Customer’s Site communicates and interacts with the Services.

1.7 “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide.

1.8 “Google Sponsored Links Program” or “GSLP” or “Services” means the program under which advertisements are provided to Customer and its End-Users by Google, and displayed by Customer on its Site according to the terms of this Agreement.

1.9 “Net Ad Revenue” means the gross revenue generated by the Sponsored links which appear on the applicable Results Pages (e.g. revenue for Guaranteed Pages and revenue for Non-Guaranteed Pages) during a calendar month minus the total amount of Deductions for the applicable Results Pages for such month; provided that the total amount of Deductions shall be ***** of the total gross revenue generated during such month for such Results Pages.

1.10 “Query” means a search query.

1.11 “Results Pages” means any Web pages displayed by or on behalf of the Customer that contain information from a Results Set.

1.12 “Result Set” means the data set provided to Customer by Google in response to a Query submitted to the Google network interface, consisting of Sponsored Links, and which shall be displayed by Customer on the Site as set forth in this Agreement. A Results Set shall include: (a) the Sponsored Links in Google’s Sponsored Links Program (to the extent not blocked by Customer, and where the ***** Cost Per Click Average shall not be a factor in determining which Sponsored Links are provided to Customer) associated with the Search Phrase contained in such Query with ***** Sponsored Links requested by Customer and delivered by Google, if available, or as otherwise mutually agreed to by the parties in writing; and (b) *****.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

1.13 “Search Phrase” means the textual keyword or phrase contained in a Query submitted to the Customer search engine and passed to Google in a Query submitted to the Google network interface.

1.14 “Site” means the Customer domains as listed in Schedule A attached hereto through which End Users may view Results Pages, including co-branded versions thereof located at sub domains of Customer’s “www.dealtime.co.uk” main site (e.g. www.            .dealtime.co.uk) Such domains shall be considered part of the Site for as long as Customer own or controls greater than a 50% interest in such Sites. All queries sent from the Site to Google shall use the same Client Name, and one of the Valid IP Addresses provided by Customer to Google.

1.15 “Sponsored Link” means a compensated advertising listing that is generated in response to a Search Phrase and that typically: (a) is text based; (b) includes title, description, advertiser URL and linking mechanism; and (c) *****. For the avoidance of doubt, Customer shall have the right to display banner or tower/skyscraper ads, and specifically the advertisements for “Opodo”, “Moneysupermarket” and “unravelit”, in the form currently appearing in the “www.dealtime.co.uk” site (as shown in Schedule I to this Agreement), and other ads of a substantially similar nature, provided by a third party.

1.16 “Term” shall have the meaning indicated in Section 9.

1.17 “URL” means a uniform resource locator for documents or other resources on the Web.

1.18 “Valid IP Addresses” means any and all valid Internet protocol addresses that will be used by or on behalf of Customer to access the Services.

1.19 “Web” means the World Wide Web, containing among other things pages written in the hypertext markup language and/or any similar successor technology.

2. Provision of Services.

2.1 General/Implementation. Google will assist Customer in providing the Google Sponsored Links Program, whereby Google shall provide Sponsored Links to Customer and its End Users according to the terms of this Agreement and no later than the delivery date (“Test Date”) indicated on the table below. Customer agrees that it shall implement the Google Sponsored Links Program by displaying such Sponsored Links on the Site according to the terms of this Agreement on a date (the “Launch Date”) occurring no later than the implementation date indicated on the table below:

Domains included in the Site:	Test Date	Respective Launch Date:

www.dealtime.co.uk	April _____, 2003	No later than 10 days after Test Date

Customer’s failure to timely implement the Google Sponsored Links Program per the preceding sentence shall be, after a period of ten (10) days after a written notice to be sent by Google after the expiration of the above mentioned Launch Dates, a material breach of the Agreement and Google shall be entitled to terminate the Agreement pursuant to Section 9.2. In addition, Google’s obligation to pay shall not commence until the parties have mutually agreed in writing with respect to the technical implementation of the Google Sponsored Links Program for Customer.

For each Query received by Google from Customer, Google shall provide a Result Set. Upon receiving a Result Set in response to a Query provided in accordance with the Service Level Agreement attached hereto as Schedule H (the “SLA”) and including Sponsored Links and *****, Customer shall display all Sponsored Links included in the Result Set without any Google brand attribution, and provided further that in the event third-party connectivity issues, for which Google shall not have any responsibility or liability, prevents Customer from receiving a Results Set within one and one-half (1.5) seconds after Google’s processing of a valid Query and transmission of a Results Set, then Customer shall not be obligated to display the corresponding Google Sponsored Links of such Results Set.

***** shall only be used by Customer ***** shall be Google’s ***** and shall be kept confidential in accordance with Section 4. *****. Under no circumstances *****

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

*****. Customer may retain ***** during *****. Customer shall not and shall not allow any third party to: a) commingle Google Sponsored Links with non-Google Sponsored Links or other advertising, b) reorder or alter in any way the Sponsored Links (except Customer may redirect End User clicks on the Sponsored Links to internal Customer servers only for the purpose of Analysis provided such redirects are tested prior to implementation in conjunction with Google and do not materially effect the Service), without Google’s prior written consent, c) frame any Results Page or any Web page accessed by an End User after clicking on any part of a Sponsored Link (“Advertiser Page”), d) redirect an End User away from the Advertiser Page, provide a version of the Advertiser Page different from the page an End User would access by going directly to the Advertiser Page or intersperse any content between the Sponsored Link and the Advertiser Page, e) display any Results Set for the benefit of any third party except as permitted under this Agreement, f) display anything on the Site (including but not limited to pop-up or pop-under windows, expanding buttons and animation) that blocks or otherwise inhibits the full and complete display of any Results Set to End Users. Further, the Site shall not contain any pornographic, hate-related or violent content or contain any other material, products or services that (i) violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights; or (ii) would otherwise give rise to civil liability. The layout and formatting for the Sponsored Links shall be substantially consistent with that set forth in Schedule F, or in such other manner as the parties may mutually agree from time to time.

With respect to any domain included as part of the Site that is co-branded within the definition of Section 1.14 above or not owned by Customer and identified in Schedule A (collectively, “Syndicated Sites”), Customer may access the Services for purposes of displaying Sponsored Links on Syndicated Sites under the following conditions: (a) Customer provides written notice to Google prior to implementation of Services for a Syndicated Site, (b) Customer hosts and has full control over the operation of the Syndicated Sites, (c) access to Sponsored Links through the Services by Syndicated Sites shall be provided solely through Customer’s servers under the same technical implementation requirements provided for in this Agreement, (d) Customer shall be the intermediary for all transmissions between Google and a Syndicated Site and Google shall not be obligated to provide Sponsored Links directly to the Syndicated Sites (i.e. no Syndicated Site shall have access to the Google Data Protocol or the Google Admin Console), and (e) Customer represents and warrants that any and all use of the Services for the benefit of Syndicated Sites shall be operated in strict compliance with the terms of this Agreement. For purposes of clarification, a Syndicated Site shall be considered part of the Site for purposes of this Agreement.

Customer agrees to be responsible and liable for all Syndicated Sites’ access and use of the Services and Sponsored Links in breach of the terms of this Agreement. Customer will indemnify Google against any and all claims and damages to Google caused by Syndicated Sites’ use of the Services. In the event of any breach or suspected breach resulting from Syndicated Sites’ access to the Services, Google reserves the right to immediately terminate such access to the Services.

Google shall not be obligated to allow a Syndicated Site access to the Services until Customer provides Google with the following information: (i) anticipated launch date; (ii) anticipated query volume; (iii) mock-up of the implementation; (iv) number of Google Sponsored Links to be displayed (# wide, # narrow); and (v) URL(s) where Sponsored Links will be displayed. Google may revise the required information listed in the preceding sentence at its discretion upon written notice to Customer.

2.2 Mechanics. Google will receive valid End User Queries from Customer at Google’s network interface, process the Queries containing Search Phrases and return a Result Set related to such Search Phrase to Customer via Google’s network interface, using the Google Data Protocol, or other means as Google may implement from time to time (the “Operations”). Google shall not be responsible for receiving Queries directly from Customer’s End Users, for transmission of data between Customer and Google’s network interface or for displaying the Result Set to Customer’s End Users, nor shall Google be responsible for providing search results to End Users conducting searches to locate information on the Web. Customer, at its own expense, shall be responsible for providing customer support services to its end users.

2.3 Query Information. All Queries sent by Customer to Google shall include the following to be deemed valid: (a) end user IP address, (b) user identifier(s) as required by Google, consisting of a cookie or username, which may be hashed or encrypted, or such other information as the parties may agree upon, and (c) user agent; each of which corresponds to the end user submitting the Query (all being the “Query Information”). No Query Information shall include End User personally identifiable information. All Query Information will be considered *****, and will be used by *****.

2.4 Google Data Protocol. Promptly following the Effective Date, Google shall provide the Google Data Protocol to Customer. Google grants to Customer a nontransferable, nonexclusive license during the Term to use the Google Data

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Protocol solely for the purpose of communicating information between the Site and the Services. The Google Data Protocol shall be deemed Confidential Information pursuant to the terms of Schedule D attached hereto.

2.5 IP Security Process. Before launch of the Services, Customer shall provide Google with a written list of Valid IP Addresses, and Google shall provide Customer a Client Name. All search queries sent to Google by or on behalf of the Customer must contain the Client Name and must use a Valid IP Address. Google shall have the right to immediately discontinue providing Services to IP addresses that are not Valid IP Addresses. Any modifications to the initial list of Valid IP Addresses provided to Google by Customer must be made in a written document executed by both parties or online via the Google Administration Console.

2.6 End-User Support. Customer, at its own expense, shall provide first level customer support services to its End Users. Google, at its own expense, shall provide second level technical support services to Customer regarding the Services. Such support services will be provided as set forth in Schedule C, attached hereto, which Google may update from time to time upon written notice to Customer.

2.7 Google Sponsored Links Program Testing. During the Term, Google shall have the right to send uncompensated Queries using automated processes to Customer Site in order to verify that Sponsored Links are being served in compliance with the terms of this Agreement and for testing purposes.

2.8 Competitive Advertisements. Google shall use commercially reasonable efforts to prevent any Results Sets from containing the Competitive Services/Customer ad URLs as listed in Schedule G attached hereto. Customer may, during the term of this Agreement, amend Schedule G from time to time in good faith in order to reflect market changes. All such changes shall be subject to Google’s written approval which shall not be withheld unreasonably.

2.9 Exclusivity. Except as provided for in this Section, Customer agrees that, during the Term of this Agreement and on all of the domains included in the Site, Google will be the exclusive provider of Sponsored Links on the Site, and Customer shall have an affirmative obligation during the Term to display Google Sponsored Links on all pages contained within the Travel, Cars, Gambling and Finance channels of the Site as shown in Schedule F (or any successor channels thereto). Customer may deploy the Services on other channels or areas of the Site subject to the exclusivity restrictions of this Section 2.9.

Notwithstanding the foregoing, Google acknowledges that as of the Effective Date of this Agreement, Customer is subject to ***** (i) ***** www.dealtime.co.uk site, as shown in *****; (ii) ***** (iii) ***** upon the *****. For the avoidance of doubt, during the *****, Google shall be *****. After such Transition Period, Google’s *****. Customer further understands that Google will provide the Services on a nonexclusive basis, and that Google will continue to customize and provide its services to other parties for use in connection with a variety of applications, including search engine applications.

Notwithstanding any of the foregoing, in the event that the ***** (as defined in *****), then, at Google’s option: (a) Google shall *****; or (b) Google will ***** and the ***** set forth in the *****.

2.10 Service Level Agreement. The parties hereby incorporate by reference herein the Service Level Agreement attached hereto as Schedule H.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

3. Payments.

3.1 Payment. Google shall pay the fees in the amounts and on the terms specified in Schedule B attached hereto. All fees quoted and payments made hereunder shall be made in Pound Sterling. Customer shall be responsible for all sales taxes and other taxes (including, but not limited to use, personal property, value-added excise, customs fees, import duties or stamp duties) imposed by any governmental entity on the transactions contemplated by this Agreement, excluding taxes based upon Google’s net income. When Google has the legal obligation to pay or collect any applicable taxes the appropriate amount shall be invoiced to and paid by Customer ***** from the date of invoice or other notification. Customer shall promptly provide to Google (i) original or certified copies of all tax payments or other sufficient evidence of tax payments at the time such payments are made by Customer pursuant to the Agreement; or (ii) a valid certificate of Customer’s exemption from obligation to pay such taxes as authorized by the appropriate taxing authority. Notwithstanding the foregoing, solely to the extent Customer is responsible to pay value-added taxes pursuant to this Section 3.1 at any time during the Term, Google shall have the sole option to either: (i) pay such value-added taxes for Customer; or (ii) provide notice to Customer that Google will not pay such value-added taxes, at which time Customer shall have the right to terminate this Agreement upon three (3) business days prior written notice, provided, however that such termination shall not relieve Customer of its responsibility to pay all such taxes that have accrued or are otherwise owed hereunder prior to the effective date of termination.

3.2 Reports. Google will provide monthly revenue reports within thirty (30) days after the end of each month. Google will also provide Customer with access to an online tool generally made available that provides unaudited online status reports. Both the written and online reports shall contain *****. All reports shall be treated as Confidential Information under the terms of this Agreement, based on the underlying information contained therein.

3.3 Audit Right. Customer, at its own expense, may retain a mutually acceptable nationally recognized independent auditor to review and audit Google’s relevant records to confirm the fees due under this Agreement upon thirty (30) days prior written notice. Such audit shall: (a) be subject to Google’s reasonable security and confidentiality requirements; (b) occur no more than once every calendar year and not during the last three(3) weeks of a calendar quarter; and (c) transpire during Google’s normal business hours. If the audit results in a ***** or more adjustment in the payments for the audited period (but excluding situations where Google has overpaid Customer), then Google shall pay for the reasonable costs associated with such audit.

4. Confidentiality. Proprietary information disclosed under this Agreement, including the existence and content of this Agreement, shall be considered “Confidential Information.” Use and disclosure of such Confidential Information shall be governed by the terms of the Mutual Non-Disclosure Agreement (attached as Schedule D), which agreement is incorporated into this Agreement by reference. A party may issue a press release regarding this Agreement only with the prior written consent of the other party.

5. Intellectual Property

5.1 Google Rights. As between Customer and Google, Customer acknowledges that Google owns all right, title and interest, including without limitation all Intellectual Property Rights associated with the Services (including, but not limited to, the GSLP service, the Google Data Protocol, and Google Brand Features, whether used by Google and/or Customer, but excluding items licensed by Google from third parties), and that Customer shall not acquire any right, title, or interest in or to the Intellectual Property Rights associated with the Services (including the GSLP service, the Google Data Protocol, and Google Brand Features), except for the limited right use rights expressly set forth in this Agreement. Customer shall not and shall not allow any third party to: (i) modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code of any Services, the Google Data Protocol, Google Brand Features, or any other software, materials or documentation associated therewith.; (ii) remove, obscure, or alter Google’s copyright notice, trademarks, or other proprietary rights notices affixed to or contained within any Services, the Google Data Protocol, Google Brand Features, or any software, materials or documentation associated therewith. (iii) transfer, sell, lease, lend, disclose, or use for timesharing or service bureau purposes any Services or access to any Services; (iv) directly or indirectly access, launch and/or activate the Services through or from any software application or means other than the Site; (v) engage in any action or practice with respect to the Services that reflects poorly on Google or otherwise disparages or devalues the Google Brand Features and/or Google’s reputation or goodwill; or (vi) crawl, index or in any non-transitory manner inconsistent with this Agreement, store or cache information obtained from the Services). Customer shall be responsible for use of or access to any Services which are not in compliance with the terms of the Agreement or not otherwise approved by Google, and Customer shall use commercially reasonable efforts to monitor for any such access or use by unauthorized parties (including, but not limited to, spammers or any third party sites), and Customer shall disable any such unauthorized access or use to the extent Customer has knowledge thereof. Furthermore, at all times during the Term, Google reserves the right, in its sole discretion, to require Customer to cease deployment of Services to areas of the Site which Google does not wish Google Sponsored Links to appear, and Customer shall immediately comply with such request. Any rights not expressly granted herein are deemed withheld.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

5.2 Customer Rights. As between Google and Customer, Google acknowledges that Customer and any licensors own all Intellectual Property Rights in and to (a) Content that is served to End Users of the Site and that is not provided to Customer by Google; (b) *****; and (c) all *****, and that Google shall *****. Notwithstanding the foregoing, Google may ***** and/or ***** provided such ***** and in a way such that neither *****.

5.3 Brand Feature License. Notwithstanding anything else in this Agreement or its Schedules, Google hereby grants Customer a nontransferable, nonexclusive license during the Term to display Google’s Brand Features to: (a) advertise that Customer is using the Services; (b) include Google’s logo in presentations, marketing materials, customer lists, and website listing of partners; and (c) otherwise fulfill its obligations hereunder. Notwithstanding anything else in this Agreement or its Schedules, Customer hereby grants to Google a nontransferable, nonexclusive license during the Term to use Customer’s Brand Features to: (i) advertise that Customer is using the Services; (ii) include Customer’s logo in presentations, marketing materials, customer lists, and website listing of partners. Each party will submit all materials of any kind containing the other party’s Brand Features to the other party before release to the public for inspection, and such other party will have the right to approve such material prior to its distribution. Except as set forth in this Section, nothing in this Agreement shall grant or shall be deemed to grant to one party any right, title or interest in or to the other party’s Brand Features. All use by Google of Customer’s Brand Features (including any goodwill associated therewith) shall inure to the benefit of Customer and all use by Customer of Google’s Brand Features (including any goodwill associated therewith) shall inure to the benefit of Google. At no time during or after the Term of this Agreement shall one party challenge or assist others to challenge the Brand Features of the other party (except to the extent this restriction is prohibited by applicable law) or the registration thereof by the other party, nor shall either party attempt to register any Brand Features or domain names that are confusingly similar to those of the other party.

6. Warranties and Disclaimer.

6.1 Google. Google warrants that it has full power and authority to enter into this Agreement. Google does not warrant that the Services will meet all of Customer’s requirements or that performance of the Services will be uninterrupted or error-free. GOOGLE MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

6.2 Customer. Customer warrants that: (i) it has full power and authority to enter into this Agreement and (ii) it shall use information provided by Google (including Results Sets) in a manner that complies with applicable laws. CUSTOMER MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

7. Indemnification.

7.1 Google Indemnification. Google will defend, or at its option settle, any third party lawsuit or proceeding brought against Customer based upon a claim that the *****. Google’s indemnification will include (1) all damages and costs finally awarded, or (2) settlement costs approved by Google. The foregoing obligations shall exist only if Customer (1) promptly notifies Google of any such claim of infringement, (2) provides Google with reasonable information, assistance and cooperation in defending the lawsuit or proceeding, and (3) gives Google full control and sole authority over the defense and settlement of such claim. Customer may join in defense with counsel of its choice at its own expense. Google shall not reimburse Customer for any expenses incurred by Customer without the prior written approval of Google. Google shall have no liability for any claim of infringement based on the combination or use of the Services or Google Brand Features with materials not furnished by Google.

7.2 Customer Indemnification. Customer will defend, or at its option settle, any third party lawsuit or proceeding brought against Google based upon a claim that the *****. Customer’s indemnification will include (1) all damages and costs finally awarded, or (ii) settlement costs approved by Customer. The foregoing obligations shall exist only if Google (1) promptly notifies Customer of any such claim of infringement, (2) provides Customer with reasonable information, assistance and cooperation in defending the lawsuit or proceeding, and (3) gives Customer full control and sole authority over the defense and settlement of such claim. Google may join in defense with counsel of its choice at its own expense. Customer shall not reimburse Google for any expenses incurred by Google without the prior written approval of Customer.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

7.3 Exceptions to Indemnification. In no event will a party providing indemnification (the “Indemnifying Party”) have any obligations under this Section 7 or any liability for any claim or action to the party asking for indemnification (the “Indemnified Party”) if the a claim is caused by, or results from: (a) the Indemnified Party’s unauthorized combination or use of the alleged infringing material or service with software, services, or products developed by the Indemnified Party or third parties, if such claim would have been avoided by the non-combined or independent use of the alleged infringing material, (b) unauthorized modification of the alleged infringing material by anyone other than the Indemnifying Party if such claim would have been avoided by use of the unmodified alleged infringing material, (c) Indemnified Party’s continued allegedly infringing activity after being notified thereof or after being provided modifications that would have avoided the alleged infringement, (d) Indemnified Party’s use of the alleged infringing material in a manner not strictly in accordance with this Agreement or applicable documentation, (e) use of other than the most current release of the alleged infringing material if the claim or action would have been avoided by use of the most current release or revision.

7.4 THE FOREGOING STATES THE INDEMNIFYING PARTY’S ENTIRE LIABILITY AND THE INDEMNIFIED PARTY’S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

8. Limitation of Liability. EXCEPT FOR DAMAGES TO THIRD PARTIES ARISING OUT OF THE INDEMNIFICATION OBLIGATIONS IN SECTION 7, A VIOLATION OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR WILLFUL OR GROSSLY NEGLIGENT BREACHES OF CONFIDENTIALITY UNDER SECTION 4 , NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST DATA, LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT OR TORT (INCLUDING PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN. EXCEPT FOR INDEMNIFICATION UNDER SECTION 7, A VIOLATION OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR BREACHES OF CONFIDENTIALITY UNDER SECTION 4 , IN NO EVENT SHALL EITHER PARTY’S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED *****. THE PARTIES AGREE THAT THIS SECTION 8 REPRESENTS A REASONABLE ALLOCATION OF RISK.

9. Term and Termination.

9.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in force until April     , 2004, unless earlier terminated as provided herein.

9.2 Termination. Either party may suspend performance and/or terminate this Agreement: (a) if the other party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) calendar days after receiving written notice of the breach; or (b) if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof. Notwithstanding the foregoing, Customer may terminate this Agreement: (i) if Google breaches its payment obligations (with respect to undisputed amounts due) under sections 3.1 and/or 3.2 and fails to cure that breach within seven (7) calendar days after receiving written notice of such breach; or (ii) under the terms and conditions set forth in the Service Level Agreement attached hereto as Schedule H. Google and Customer may also terminate this Agreement immediately without written notice if either party breaches its obligations under Sections 5.1 and 5.2. In addition, Google may terminate this Agreement if Google reasonably determines that it is impracticable to continue providing the Services in light of applicable laws.

9.3 Effect of Termination. Upon the termination of this Agreement for any reason (i) all license rights granted herein shall terminate, (ii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party, and (iii) Customer shall refund to Google any prepayments paid and not yet earned by Customer, if any.

9.4 Survival. In the event of any termination or expiration of this Agreement for any reason, Articles 1, 4, 5.1, 5.2, 6, 7, 8, 9.4, 10, 11 and Schedule D shall survive termination. Neither party shall be liable to the other party for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

9.5 Remedies. Each party acknowledges that its service/license restrictions contained herein may cause irreparable harm to the other party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which the other party may be legally entitled, such party shall have the right to seek immediate injunctive

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

relief in the event of a breach of such sections by the other party or any of its officers, employees, consultants or other agents.

10. Addresses. All payments, correspondence, and notices shall be sent to the following addresses:

Google Technology Inc.	DealTime UK Limited
2400 Bayshore Parkway	Lower Ground Floor, Greater London House,
Mountain View, CA 94043	Hampstead Road
USA	London NW1 7TZ
UK

Unless specified otherwise by the receiving party in writing, all invoices or payments shall be sent to the attention of Finance, all legal notices shall be sent to the attention of Legal, and all other correspondence shall be sent to the representative indicated in the signature block below.

11. Miscellaneous. Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report, or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section. Neither party may assign its rights or delegate its obligations under this Agreement without the other party’s prior written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement, and provided further that such entity or purchaser with respect to Customer is not a competitor of Google’s. In addition, Google shall also have, in its sole discretion, the right to assign this Agreement as part of a change in domicile (including without limitation, a reincorporation in another jurisdiction) without Customer’s consent. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party. This Agreement will be governed by and construed in accordance with the laws of the State of New York, U.S.A, without regard to conflict of law principles. . The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, acts of God, war, governmental action, or any other cause, which is beyond the reasonable control of such party. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement. The failure of either party to require performance by the other party of any provision shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect. THIS AGREEMENT, AND SCHEDULES HERETO, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT SUPERSEDES, AND THE TERMS OF THIS AGREEMENT GOVERN, ANY OTHER PRIOR OR COLLATERAL AGREEMENTS WITH RESPECT TO THE SUBJECT MATTER HEREOF. ANY AMENDMENTS TO THIS AGREEMENT MUST BE IN WRITING AND EXECUTED BY AN OFFICER OF THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Information Services Agreement to be signed by their duly authorized representatives.

DEALTIME UK LIMITED		GOOGLE TECHNOLOGY INC.

By:	/s/ Ehud Furman	By:	/s/ Joan Braddi

Name:	Ehud Furman	Name:	Joan Braddi

Title:	Managing Director	Title:	VP Search Services

Date:	April 11, 2003	Date:	April 14, 2003

Fax:	+44 20 7387 2112	Fax:	650-618-1835

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE A – CUSTOMER SITES

1) Customer domains:

www.dealtime.co.uk

www.halifaxshoppingextra.com

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE B – SERVICE FEES

Revenue Share for Google Sponsored Links:

1.	Revenue Share: Subject to the terms and conditions of this Agreement, including exclusivity, Customer and Google agree to share revenues from the Google Sponsored Links Program on the following basis:

Customer shall receive the greater of: a) ***** of the Net Ad Revenue (and Google shall retain ***** of the Net Ad Revenue) for Sponsored Links displayed on Results Pages; or b) ***** (means the ***** as set forth below); provided that under no circumstances (except as described in Section 2.9 of this Agreement) shall Google be obligated to pay Customer more than ***** of Net Ad Revenue for a particular month, even if the Net Cost Per Click Average is greater than ***** of Net Ad Revenues.

From the Effective Date of this Agreement until such date Google has confirmed in writing that Customer has satisfactorily implemented GSLP solely and exclusively across Customer’s entire Site for all sponsored links advertising pursuant to Section 2.9 of the Agreement (“Total Exclusivity Date”), *****.

2.	Payments: Within ***** of each month’s end during the Term, Google shall pay Customer’s share of the Net Ad Revenues (or the Net Cost Per Click Average, if applicable) for such month, at the address indicated in Section 10. Net Ad Revenue adjustments due to an increase or decrease in Deductions coming after Google has made a revenue-share payment to the Customer will be reconciled in the following period’s payment. In the event the following period’s payment is insufficient to offset the adjustment resulting from a previous period’s payment, the parties shall negotiate in good faith a resolution for such amount.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE C – SUPPORT GUIDELINES

1.	Definitions.

(a)	“Customer Contacts” means no more than two employees designated by Customer in writing who are qualified to contact Google for technical support.

(b)	“Consulting Requests” means any request made by Customer to Google Technical Support Personnel that is unique to Customer and is unrelated to a Fix, Minor Problem, or Severe Problem. This includes requests by Customer to incorporate a new feature or enhance an existing feature of the Services.

(c)	“Fix” means a correction, fix, alteration or workaround that solves a Minor Problem or a Severe Problem.

(d)	“Google Technical Support Personnel” means the employees at Google responsible for handling technical support calls. Google will provide Customer with a web interface or an email address (the “Support Address”), as well as an email pager address (the “Support Pager”) for contacting the Google technical support personnel, and an escalation telephone support number. Google will provide Customer with technical contacts. Google may change its designated technical support personnel at its discretion with reasonable notice to Customer.

(e)	“Hours of Operation” means 24/7 for Severe Problems and Monday to Friday 9:00 a.m.—7:00 p.m. Pacific Time for Minor Problems. Google may, at its reasonable discretion, change or expand the hours of operation with reasonable notice to Customer.

(f)	“Minor Problem” means any error, bug, or malfunction that makes any feature of the Services perform unpredictably or to otherwise become intermittently unavailable, or that causes the Services to have a material degradation in accuracy or response time performance.

(g)	“Severe Problem” means any error, bug, or malfunction that causes the Services to become inaccessible to Customer and its Site end users, or that causes any feature of the Services become continuously unavailable.

2.	Support procedures. Customer will use reasonable efforts to fix any Minor Problems without escalation to Google. All Minor and Severe Problems and Consulting Requests must be submitted to Google via the Support Address.

(a)	If Customer believes it is reporting a Severe Problem, Customer will accompany its request with a page via the Support Pager.

(b)	Upon receiving a request from Customer, Google will determine whether the request is a Minor Problem, a Severe Problem, or a Consulting Request.

(c)	If the request is a Severe Problem, Google will attempt to respond to the request within one hour. Google will then use commercially reasonable efforts to fix the Severe Problem and will provide daily status reports to Customer (upon request by Customer).

(d)	If the request is a Minor Problem, Google will attempt to respond to the request within one business day. Google will then use commercially reasonable efforts to fix the Minor Problem and will provide weekly status reports to Customer (upon request by Customer).

(e)	If the request is a Consulting Request, Google will attempt to respond to the request within ten business days. Should Customer and Google agree to have Google take further action pursuant to the Consulting Request, Customer and Google will negotiate a separate agreement setting forth the terms and conditions for Google’s performance of such further action. All time spent by Google in responding to a Consulting Request will be billed to the Customer at Google’s then applicable consulting rates and charges.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE D – CONFIDENTIALITY AGREEMENT

Google will assist Customer in providing a co-branded web search service to Customer (the “Purpose”). In connection with this, each party may disclose to the other party certain confidential technical and business information. The parties agree to maintain the confidentiality of such information, in accordance with the following terms:

1.	The Confidential Information disclosed under the Agreement (“Confidential Information”) includes all information concerning either party’s business including, but not limited to, all tangible, intangible, visual, electronic, present, or future information such as: (a) trade secrets; (b) financial information, including pricing; (c) technical information, including research, development, procedures, algorithms, data, designs, and know-how; (d) business information, including operations, planning, marketing interests, and products; and (e) the terms of any agreement and the discussions, negotiations and proposals related to any agreement. The Agreement also includes Confidential Information acquired during any facilities tours.

2.	The Parties receiving Confidential Information (each, a “Recipient”) will have a duty to protect Confidential Information (a) if it is clearly and conspicuously marked as “confidential” or the equivalent; or (b) if it is identified by the Discloser as confidential before, during, or promptly after presentation or communication.

3.	A Recipient will use the Confidential Information only for the Purpose described above. A Recipient will use the same degree of care, but no less than a reasonable degree of care, as the Recipient uses with respect to its own similar information to protect the Confidential Information and to prevent (a) any use of Confidential Information not authorized in this Agreement, (b) dissemination of Confidential Information to any employee or third party contractor of Recipient without a need to know, or (c) communication of Confidential Information to any third party. Furthermore, Confidential Information may only be disseminated to an employee or third party contractor of the Recipient if that employee or third party contractor has signed an agreement with either of the parties containing confidentiality provisions substantially similar to those herein.

4.	Both parties agree not to issue or release any articles, advertising, publicity or other matter relating to any Confidential Information (including the fact that a meeting or discussion has taken place between the parties) or mentioning or implying the name of the other party, except with the advanced review and written approval of the other party.

5.	This Schedule D imposes no obligation upon a Recipient with respect to Confidential Information that (a) was known to the Recipient before receipt from the Discloser; (b) is or becomes publicly available through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is independently developed by the Recipient without a breach of the Agreement; (e) is disclosed by the Recipient with the Discloser’s prior written approval. As to Confidential Information that is required to be disclosed by operation of the law, the Recipient shall immediately notify the Discloser of the legal obligation, to the extent possible provide the Discloser a reasonable opportunity to seek a protective order (or the equivalent) from the court or other legal or governmental authority issuing the process, and will work with the Discloser to minimize the disclosure, but in no event shall any provision of this Schedule D be deemed to (i) prohibit Recipient from complying with any lawful order or directive of a governmental agency or authority, or (ii) absolve the Recipient of its ongoing obligation to protect the confidentiality of such Confidential Information vis-à-vis other parties (unless the Confidential Information is then covered by one of the exceptions set forth in clauses (a) through (e) of this paragraph.

6.	EACH DISCLOSER WARRANTS THAT IT HAS THE RIGHT TO DISCLOSE ITS CONFIDENTIAL INFORMATION. NO OTHER WARRANTIES ARE MADE. ALL CONFIDENTIAL INFORMATION CONTAINED HEREIN IS PROVIDED “AS IS”.

7.	The terms and conditions of this Schedule D shall survive with respect to Confidential Information that is disclosed before the termination or expiration of the Agreement.

8.	Unless the Parties otherwise agree in writing, a Recipient’s duty to protect Confidential Information ceases when the information is no longer confidential, as set forth in paragraph 5 of this Schedule D. A Recipient, upon Discloser’s written request, will promptly return all Confidential Information received from the Discloser, together with all copies, or certify in writing that all such Confidential Information and copies thereof have been destroyed. Regardless of whether the Confidential Information is returned or destroyed, the Recipient may retain an archival copy of the Discloser’s Confidential Information in the possession of outside counsel of its own choosing for use only in the event that a dispute arises hereunder and only in connection with that dispute.

9.	No Party acquires any intellectual property rights under this Schedule D (including but not limited to patent, copyright, and trademark rights) except as set forth in the Agreement.

10.	Each Party acknowledges that damages for improper disclosure of Confidential Information may be irreparable; therefore, the injured Party is entitled to seek equitable relief, including injunction and preliminary injunction, in addition to all other remedies.

11.	This Schedule D does not create any agency or partnership relationship.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE E – BRAND FEATURES

Google Brand Features: The Google Brand Features include GOOGLE, the Google logo, other marks that incorporate the word “GOOGLE”, PAGERANK, FROOGLE, I’M FEELING LUCKY, ADRANK, ADWORDS, and such other trademarks as Google may secure from time to time.

Customer Brand Features: The Customer Brand Features include DealTime®, DealTime.com®, the DealTime logo, other marks that incorporate the word “DEALTIME”, Magic Box™, and such other trademarks as Customer may secure from time to time.4

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE F – CUSTOMER IMPLEMENTATION A SAMPLE PAGE

The following sample results pages shall serve as an example as to the relative design layout and size of the Sponsored Links that will be placed on Customer Results Pages. Three (3) such Sponsored Links shall be displayed in “wide format” pursuant to Google’s then current advertising guidelines located at http://console.google.com or such other URL as Google may provide from time to time. Wide format means that the Sponsored Link title for a Sponsored Link contains not more than twenty-five (25) characters, nor more than seventy (70) characters for the description and thirty five (35) characters for the URL.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE G

COMPETITIVE SERVICES/BLOCKED URLs

*****

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE H

SERVICE LEVEL AGREEMENT

Service Levels:

During the Term, Google will maintain the service level guidelines provided under this Schedule for the transmission of Queries within the U.S., provided that Customer does not unreasonably or disproportionately increase its Query processing volume through Google’s search engine that will result in a material increase in infrastructure cost for Google to support Customer and/or adversely affect Google’s ability to process search queries for other Google customers. In such an event, Google reserves the right to temporarily suspend providing the Services to Customer and the parties will work together with respect to increasing Customer’s Query processing capacity, if necessary and as mutually agreed upon by the parties. Furthermore, the provisions in this Schedule below shall only apply provided that: (a) Customer correctly implements the technical specifications set forth in the Google Data Protocol, (b) Customer’s DNS client implementation correctly observes the DNS TTL values returned by Google’s DNS servers (i.e., if Customer’s DNS client does not cache values beyond the TTL time), and (c) Customer sends valid Queries to the host name provided to Customer by Google (e.g. XYZ.google.com) and Customer’s client implementation repeats the DNS lookups at least every 5 seconds in order to pick up any changes.

Google will provide ***** Service Availability over a rolling thirty-day period (excluding any network outages), as measured and monitored from Google’s facilities in Mountain View, California, U.S.A. For purposes of this Schedule, “Service Availability” is defined as the percentage of valid Queries received by Google from Customer that are processed by Google’s search engine.

Server Latency will not exceed an average of *****. “Server Latency” is measured as the time period between (1) when Google’s search engine receives a valid Query from Customer and (2) when Google’s search engine has processed such Query. Server Latency does not include any time associated with transmission of the Query from the Customer to Google’s search engine or transmission of the applicable Results Set(s) from Google’s search engine to the Customer.

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

SCHEDULE I

*****

****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.